EXHIBIT 10.1
AMENDMENT NO. 3 TO THE DECEMBER 10, 2004
MOA TO PROVIDE FOR THE
DIRECT PAYMENT OF
USEC ALLOWABLE COSTS

     This Amendment No. 3 to the December 10, 2004 Memorandum of Agreement between the United States Department of Energy (“DOE”) and USEC Inc, a Delaware Corporation headquartered at 6903 Rockledge Drive, Bethesda, MD. 20817 is entered into this 23rd day of June, 2006 (the “Amendment No. 3 Effective Date”). USEC, Inc. and its wholly owned subsidiary, United States Enrichment Corporation, are herein referred to as, “USEC.” DOE and USEC are sometimes referred to herein as “Parties.”
     WHEREAS, on December 10, 2004, the Parties entered into a Memorandum of Agreement for the Continued Operation of the Portsmouth S&T Facilities for the Processing of Affected Inventory in Fiscal Year 2005 and Thereafter (the “MOA”); and
     WHEREAS, on May 16, 2005, the Parties entered into Amendment No. 1 to the MOA; and
     WHEREAS, on February 9, 2006, the Parties entered into Amendment No. 2 to the MOA; and
     WHEREAS, acting pursuant to Amendment No. 2 to the MOA, DOE transferred 200 MTU of Feed Material (“Supplemental Barter Material”) to USEC; and
     WHEREAS, USEC sold such Supplemental Barter Material in accordance with the procedures set forth in Amendment No.2 and received in return sales proceeds in the amount of $22.42 million; and
     WHEREAS, such sales proceeds have been used to compensate USEC for Allowable Costs incurred in performing work under the MOA as amended; and
     WHEREAS, Section 1.7 of the MOA requires USEC to cease performance when Allowable Costs exceed the proceeds received or expected to be received from the sale of Feed Material; and
     WHEREAS, USEC anticipates that by on or about June 30, 2006, USEC Allowable Costs will exceed proceeds from the sale of Supplemental Barter Material; and
     WHEREAS, the 2006 Energy and Water Development Appropriations Act (the “Act”) provides additional authorization for the Secretary of Energy to barter, transfer or sell uranium and to use any proceeds to continue the Tc-99 cleanup project; and
     WHEREAS, acting in accordance with the Act, the Department has sold uranium and intends to use the proceeds of such sales to continue the Tc-99 cleanup project; and
     WHEREAS, in Section 2.3 of the MOA DOE reserves the right to adjust the MOA at any time by providing partial or complete direct payment of USEC Allowable Costs;

     NOW, THEREFORE, the Parties hereby agree that:
     Subject to the availability of funds and legislative authority for this purpose, work under the MOA, as amended, will be continued as follows:
1.	DOE shall compensate USEC directly for USEC Allowable Costs incurred after the date on which such costs exceed proceeds derived from the sale of Supplemental Barter Material. The period after the date on which USEC Allowable Costs exceed proceeds derived from the sale of Supplemental Barter Material is referred to herein as the “Direct Compensation Period”.

2.	USEC shall not incur more than $11,918,671 in Allowable Costs during the Direct Compensation Period.

3.	The following provisions of the MOA, as amended, shall not apply during the Direct Compensation Period:
a.	Sections 1.9(e) and 1.9(f)

b.	The third sentence of Section 2.1

c.	Article 4

d.	Sections 6.2 and 6.3

e.	The first sentence of Section 6.7
4.	Section 9.1 of the MOA, as amended, is amended by adding “52.232-25 Prompt Payment (October 2003) with Alternate I (February 2002)” and “52.232-20 Limitation of Cost (April 1984)” to the list of contract clauses incorporated into the MOA, as amended.

5.	USEC shall submit invoices in accordance with Federal Acquisition Regulation 52.216-7 Allowable Costs and Payments (Dec 2002) (unless prior written consent from DOE for more frequent billing is obtained). The invoice (Standard Form 1034) should include a statement of cost for services rendered and reference funding source M6XUSMOA3 . This statement should include, as a minimum, a breakout by cost or price element of all services actually provided by USEC, both for the current billing period and cumulatively for the entire MOA, as amended. The statement of cost must include a certification statement signed by a responsible official of USEC. Each invoice submitted shall also include the following:
(1) MOA title;
(2) date of invoice;

(3) invoice number;
(4) total amount of invoice;
(5) period covered or items delivered.
USEC shall submit the invoice to the addressees prescribed below:
Original and 1 copy to:
U.S. Department of Energy
Oak Ridge Operations Office
Oak Ridge Financial Services Center
P.O. Box 5777
Oak Ridge, TN 37831
1 copy to:
U.S. Department of Energy
Portsmouth Site Office
Attn: Tc-99 Project Manager
P.O. Box 700
Piketon, Ohio 45661
1 copy to:
U.S. Department of Energy
Portsmouth Paducah Project Office
Attn: Financial Services
1017 Majestic Dr. Suite 200
Lexington, KY 40513-0066.
6.	Upon ninety (90) days (or other mutually agreeable time) written notice to USEC, DOE may resume reimbursing USEC Allowable Costs under the MOA, as amended, through the transfer of Supplemental Barter Material pursuant to the MOA, as amended, in lieu of direct payment of USEC Allowable Costs.

7.	DOE’s and USEC’s obligations under this Amendment No. 3 are subject to compliance with applicable law including but not limited to the National Environmental Policy Act.

8.	Except as expressly set forth above, all provisions contained in the MOA, as amended, are applicable to this Amendment No. 3. In the event there is a conflict between this Amendment No. 3 and the MOA, as amended, this Amendment No. 3 shall be controlling.
     IN WITNESS WHEREOF, The Parties, through their duly authorized representatives, have signed this Amendment in two originals on the Amendment No. 3 Effective Date listed above.

UNITED STATES DEPARTMENT		USEC INC.
OF ENERGY

By:	/s/ William E. Murphie	By:	/s/ Philip G. Sewell

	William E. Murphie		Philip G. Sewell

Title:	Manager, PPPO	Title:	Senior Vice President

Date:	June 23, 2006	Date:	June 22, 2006

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